Exhibit 23.2










                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 1998 incorporated by reference in SunTrust Banks, Inc.'s Form 10-K for the year ended
          December 31, 1997 and to all references to our firm included in this registration statement.



          ARTHUR ANDERSEN LLP

          /s/ Arthur Andersen LLP



          Atlanta, Georgia
          April 21, 1998